EXHIBIT 10.1

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

         THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Agreement") is entered into effective as of April 10th, 2002, by and between Chiles Offshore Inc., a Delaware corporation ("Assignor"), and Chiles Offshore International Inc., a Marshall Islands corporation ("Assignee").

         In consideration of the mutual covenants and agreements set forth below, Assignor and Assignee agree as follows:

         1. Introduction. Assignor entered into that certain Bayu Undan Drilling Contract No. C0031 (the "Drilling Agreement") dated June 21, 2001, between Assignor and Phillips Petroleum (91-12) Pty Ltd ("Phillips"), pursuant to which Assignor agreed to perform certain drilling services for Phillips utilizing the jackup drilling rig known as the Chiles Discovery. Assignee is a wholly-owned subsidiary of Assignor, and the owner of the Chiles Discovery. Article 15.0 of the Drilling Agreement permits Assignor to assign the Drilling Agreement with the prior written consent of Phillips. Assignor and Assignee now desire for Assignor to assign to Assignee, and Assignee to assume, all of Assignor's rights and obligations under the Drilling Agreement.

         2. Assignment and Assumption. Assignor hereby assigns, transfers and conveys to Assignee all of Assignor's right, title and interest in and to the Drilling Agreement, and Assignee hereby accepts such assignment and assumes and agrees to fulfill and carry out all of the liabilities, obligations, duties and terms and conditions of and applicable to Assignor under the Drilling Agreement.

         3. No Release of Assignor. Notwithstanding Assignor's assignment of the Drilling Agreement to Assignee hereunder, Assignor shall remain primarily liable to Phillips for the obligations of Assignee under the Drilling Agreement in the event that Assignee fails to fulfill any obligation imposed on it under the Drilling Agreement.

         4. Guarantee by Assignor. The Assignor guarantees to Phillips the full, prompt and complete performance and observance by the Assignee of all terms and conditions of the Drilling Agreement and indemnifies Phillips from and against all claims, losses, actions, damages, costs (including legal costs) and expenses suffered or incurred by Phillips by reason of the Assignee's default, breach or non-performance or non-observance of any of those terms and conditions.

         5. Performance by Assignor. If the Assignee defaults in or breaches or fails to perform or observe any of the terms and conditions of the Drilling Agreement, the Assignor must forthwith upon receipt of notice from Phillips requiring it to do so, perform and observe all of those terms and conditions and thereafter will continue to perform and observe them until termination of the Drilling Agreement.

         6. Further Assurances. Assignor and Assignee agree that at any time and from time to time, upon the written request of the other party, each party will execute and deliver any and all further instruments and documents necessary or desirable to effectuate the assignment and assumption contained herein.

         7. Amendment. This Agreement may not be amended or changed without the written consent of the parties hereto.

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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement, which may be executed in multiple counterparts, all of which shall constitute one agreement, effective as of the date first above written.


                                     CHILES OFFSHORE INC.

                                     By:
                                         -------------------------------------
                                         Name:
                                         Title:


                                     CHILES OFFSHORE INTERNATIONAL INC.

                                     By:
                                         -------------------------------------
                                         Name:
                                         Title:


THE ASSIGNMENT AND ASSUMPTION
HEREIN ARE HEREBY CONSENTED TO
AND ACCEPTED EFFECTIVE AS OF
______________, 2002 BY PHILLIPS.


PHILLIPS PETROLEUM (91-12) PTY LTD

By:
    -----------------------------------
    Name:
    Title:




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